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                                                                     Exhibit (n)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated July 21, 2003, relating to the statement of assets and liabilities of Salomon Brothers Global High Income Fund Inc. at July 17, 2003, which is incorporated by reference into this Registration Statement.

PricewaterhouseCoopers LLP
New York, NY
July 28, 2003